CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement 333-292301 on Form N-2 of our report dated February 24, 2026, relating to the financial statements and financial highlights of BlackRock Floating Rate Income Trust appearing in the Form N-CSR for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 25, 2026